Exhibit 32.1
CERTIFICATION

In connection with the Quarterly Report of Petroleum Development Corporation (the "Company") on Form 10-Q for the period ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard W. McCullough	August 9, 2010
Richard W. McCullough
Chief Executive Officer

/s/ Gysle R. Shellum	August 9, 2010
Gysle R. Shellum
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Petroleum Development Corporation and will be retained by Petroleum Development Corporation and furnished to the Securities and Exchange Commission or its staff upon request.